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                                                                   Exhibit 23.01

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Exodus Communications, Inc.:

   We consent to the incorporation by reference in the registration statements (Nos. 333-48273, 333-72525, 333-83179, 333-85325, 333-92745, 333-32422, 333-
79059, 333-93505, 333-95935, 333-32422, 333-34408, 333-36486, 333-38980, 333-
40340, and 333-53706) on Forms S-8 and S-3 of Exodus Communications, Inc. of our report dated January 24, 2001, except as to Note 9, which is as of February 16, 2001, relating to the consolidated balance sheets of Exodus Communications, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K of Exodus Communications, Inc. Our report refers to a change in the Company's method of accounting for installation services in 2000.

/s/ KPMG LLP

Mountain View, California
March 29, 2001